Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-11 of our report dated March 28, 2024 relating to the financial statements of Blackstone Real Estate Income Trust, Inc., appearing in the Annual Report on Form 10-K of Blackstone Real Estate Income Trust, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Deloitte & Touche LLP

New York, New York
June 7, 2024